EXHIBIT 8.1

SUBSIDIARIES OF GASLOG LTD.

The following companies are subsidiaries of GasLog Ltd.

Name of Subsidiary	Jurisdiction of Incorporation	Proportion of Ownership Interest
Gaslog Investments Ltd.	BVI	100%
GasLog Investment Holdings Ltd.	Bermuda	100%
GasLog LNG Services Ltd.	Bermuda	100%
GasLog Carriers Ltd.	Bermuda	100%
GasLog Shipping Company Ltd.	Bermuda	100%
GasLog Services UK Ltd.	England and Wales	100%
GasLog Asia Pte. Ltd.	Singapore	100%
GasLog Cyprus Investments Ltd.	Cyprus	100%
GAS-one Ltd.	Bermuda	100%
GAS-two Ltd.	Bermuda	100%
GAS-six Ltd.	Bermuda	100%
GAS-nine Ltd.	Bermuda	100%
GAS-ten Ltd.	Bermuda	100%
GAS-fifteen Ltd.	Bermuda	100%
GAS-eighteen Ltd.	Bermuda	100%
GAS-twenty two Ltd.	Bermuda	100%
GAS-twenty three Ltd.	Bermuda	100%
GAS-twenty four Ltd.	Bermuda	100%
GAS-twenty five Ltd.	Bermuda	100%
GAS-twenty six Ltd.	Bermuda	100%
GAS-twenty eight Ltd.	Bermuda	100%
GAS-thirty Ltd.	Bermuda	100%
GAS-thirty one Ltd.	Bermuda	100%
GAS-thirty two Ltd.	Bermuda	100%
GAS-thirty three Ltd.	Bermuda	100%
GAS-thirty four Ltd.	Bermuda	100%
GAS-thirty five Ltd.	Bermuda	100%
GAS-thirty eight Ltd.	Bermuda	100%
GAS-thirty nine Ltd.	Bermuda	100%
GAS-forty Ltd.	Bermuda	100%
GAS-forty one Ltd.	Bermuda	100%
GAS-FFA Trading Ltd.	Bermuda	100%
GAS-FFA Partnership Trading Ltd.	Bermuda	100%
GasLog Hellas-1 SME	Greece	100%
GasLog Hellas-2 SME	Greece	100%
GasLog-one Malta Ltd.	Malta	100%
GasLog Partners GP LLC	Marshall Islands	100%
GasLog Partners LP	Marshall Islands	100%
GasLog Partners Holdings LLC	Marshall Islands	100%
GasLog-two Malta Ltd.	Malta	100%
GAS-three Ltd.	Bermuda	100%
GAS-four Ltd.	Bermuda	100%
GAS-five Ltd.	Bermuda	100%
GAS-seven Ltd.	Bermuda	100%
GAS-eight Ltd.	Bermuda	100%
GAS-eleven Ltd.	Bermuda	100%
GAS-twelve Ltd.	Bermuda	100%
GAS-thirteen Ltd.	Bermuda	100%
GAS-fourteen Ltd.	Bermuda	100%
GAS-sixteen Ltd.	Bermuda	100%

GAS-seventeen Ltd.	Bermuda	100%
GAS-nineteen Ltd.	Bermuda	100%
GAS-twenty Ltd.	Bermuda	100%
GAS-twenty one Ltd.	Bermuda	100%
GAS-twenty seven Ltd.	Bermuda	100%